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                                                                  EXHIBIT (a)(3)

                              OAK TECHNOLOGY, INC.

                                 DECLINE LETTER

                        PURSUANT TO THE OFFER TO EXCHANGE
                       OPTIONS HELD BY ELIGIBLE EMPLOYEES
                  UNDER OAK TECHNOLOGY'S 1994 STOCK OPTION PLAN
                                 FOR NEW OPTIONS
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              THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M.,
              PACIFIC DAYLIGHT SAVINGS TIME, ON SEPTEMBER 13, 2001,
                          UNLESS THE OFFER IS EXTENDED
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To:  Oak Technology, Inc.
     139 Kifer Court
     Sunnyvale, California 94086
     Attn:  Karen Pereira, Stock Administrator
     Telephone: (408) 328-6881
     Facsimile: (408) 523-6623

     I have received the Offer to Exchange dated August 15, 2001 and the related Acceptance Letter (which together, as each may be amended or supplemented from time to time, constitute the "Offer") provided by Oak Technology describing the stock option exchange program under which eligible employees holding options to purchase common stock under the Oak Technology, Inc. 1994 Stock Option Plan, as amended (the "Plan"), with an exercise price equal to or greater than $15.00 per share may tender such options for cancellation in exchange for new options to be granted under the Plan.

     BY RETURNING THIS DECLINE LETTER, I AM NOTIFYING OAK TECHNOLOGY THAT I DO NOT CURRENTLY PLAN TO TENDER ANY OPTIONS OR TO PARTICIPATE IN THE OFFER.

     I UNDERSTAND THAT OAK TECHNOLOGY IS ASKING ME TO RETURN THIS DECLINE LETTER SOLELY TO AID THEM IN THE ADMINISTRATION OF THE STOCK OPTION EXCHANGE PROGRAM. I UNDERSTAND THAT THIS DECLINE LETTER IS NOT BINDING IN ANY WAY AND THAT SUBSEQUENT TO DELIVERING THIS DECLINE LETTER TO OAK TECHNOLOGY, I MAY CHANGE MY MIND AND ACCEPT THE OFFER AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER. To change my mind and elect to participate in the Offer, I must deliver a signed and dated Acceptance Letter (or a facsimile of the Acceptance Letter) with the required information, to Oak Technology, while I still have the right to participate in the Offer.

     If I do not accept the Offer, I understand that I will not receive any new options pursuant to the Offer and I will keep my current options. These options will continue to be governed by the Plan, under which they were granted, and by the existing option agreement or agreements between Oak Technology and me.


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